UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 26, 2011

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Bio-Rad Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 26, 2011.   The matters voted upon at the meeting and the results of those votes were as follows:

1. Election of Directors.

Class of
Common Stock	Votes	Votes	Votes	Broker
to Elect	For	Withheld	Abstaining	Non-Votes

Louis Drapeau	Class A	16,802,118	2,629,194	-	1,757,204
Albert J. Hillman	Class A	16,729,654	2,701,658	-	1,757,204
Dr. Ted W. Love	Class B	4,824,229	30,850	-	210,365
Alice N. Schwartz	Class B	4,817,557	37,522	-	210,365
David Schwartz	Class B	4,817,557	37,522	-	210,365
Norman Schwartz	Class B	4,818,613	36,466	-	210,365

2. Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
7,151,437	1,495	31,364	-

3. Approval of the Bio-Rad Laboratories, Inc. 2011 Employee Stock Purchase Plan.

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
6,731,675	48,155	18,381	386,085

4. Advisory vote on executive compensation.

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
6,716,867	77,542	3,802	386,085

5. Advisory vote on the frequency of executive compensation votes.

Votes	Votes	Votes	Votes
1 year	2 years	3 years	Abstaining
1,042,159	60,901	5,690,841	4,310

In light of these voting results, the Company will include the advisory vote on executive compensation in its proxy materials every 3 years until the next required vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	May 2, 2011	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Vice President, Chief Financial Officer